                                                                   EXHIBIT 23.2


            CONSENT OF BIGELOW & COMPANY, CPA, P.C., INDEPENDENT AUDITORS


     We consent to the use of our report dated January 23, 1997, with respect to the financial statements of Turf Specialty, Inc., as a subsidiary of Eco Soil Systems, Inc., which financial statements are not included in the Annual Report (Form 10-K) of Eco Soil Systems, Inc., for the year ended December 31, 1998.

     We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-27509) pertaining to the 1992 Stock Option Plan and 1996 Directors' Stock Option Plan of Eco Soil Systems, Inc. of our report dated January 23, 1997 with respect to the financial statements of Turf Specialty, Inc., as a subsidiary of Eco Soil Systems, Inc. included in the Annual Report (Form 10-K) of Eco Soil Systems, Inc. for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        BIGELOW & COMPANY
                                        Certified Public Accountants, P.C.


Manchester, New Hampshire
April 7, 1999